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                                                                     EXHIBIT (5)



            [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]










                                    May 29, 1998



P.H. Glatfelter Company
228 S. Main Street
Spring Grove, PA 17362

            Re:   Shares of Common Stock Subject to Award
                  or Option Under the P.H. Glatfelter Company
                  1992 Key Employee Long-Term Incentive Plan

Gentlemen:

            We have acted as counsel to P.H. Glatfelter Company (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,000,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable under the P.H. Glatfelter Company 1992 Key Employee Long-Term Incentive Plan (the "Plan") pursuant to awards of Restricted Stock, Performance Shares or Performance Units (as such terms are defined in the Plan) under the Plan or upon the exercise of Options (as defined in the Plan) granted under the Plan.

            In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

            Based on the foregoing, we are of the opinion that the additional 2,000,000 Shares covered by the Plan, when issued and paid for in accordance with the terms of the Plan, including, in the case of Options, payment of the option exercise price, will be legally issued, fully paid and non-assessable.




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P.H. Glatfelter Company
May 29, 1998
Page 2




            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

            This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.


                              Very truly yours,





                              /s/ Ballard Spahr Andrews & Ingersoll, LLP
                              --------------------------------------------------
                              Ballard Spahr Andrews & Ingersoll, LLP